UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 12, 2010
BioClinica, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11182	11-2872047

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Newtown-Yardley Road, Newtown, PA	18940

(Address of Principal Executive Offices)	(Zip Code)
(267) 757-3000
(Registrant’s telephone number,
including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 12, 2010, BioClinica, Inc. (the “Company”) held its annual meeting of stockholders. Matters voted on by stockholders included (1) the election of eight directors to the Company’s Board of Directors, (2) the adoption of the Company’s 2010 Stock Incentive Plan and (3) the ratification of the Company’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010. There were represented at the meeting, either in person or by proxy, 12,372,598 shares of the Company’s common stock out of a total number of 14,524,102 shares of the Company’s common stock outstanding and entitled to vote at the meeting. The results of the stockholders’ votes are reported below:
1. With respect to the election of directors, the following directors were elected by the indicated votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey H. Berg, Ph.D.	6,432,183	3,159,849	2,780,566
Richard F. Cimino	6,466,012	3,126,020	2,780,566
E. Martin Davidoff, CPA, Esq.	6,461,707	3,130,325	2,780,566
David E. Nowicki, D.M.D.	6,463,953	3,128,079	2,780,566
Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA	6,428,383	3,163,649	2,780,566
David M. Stack	6,466,012	3,126,020	2,780,566
James A. Taylor, Ph.D.	6,432,183	3,159,849	2,780,566
Mark L. Weinstein	6,465,662	3,126,370	2,780,566
2. With respect to the adoption of the Company’s 2010 Stock Incentive Plan, the votes were as follows:

For	Against	Abstain	Broker Non-Vote
7,993,222	1,591,663	7,147	2,780,566
3. With respect to the ratification of the Company’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010, the votes were as follows:

For	Against	Abstain	Broker Non-Vote
11,432,617	98,093	841,888	0
The foregoing votes reflect that all of the director nominees were elected, the Company’s 2010 Stock Incentive Plan was adopted and PricewaterhouseCoopers LLP was ratified as the Company’s independent registered public accounting firm for 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOCLINICA, INC.
Dated: May 14, 2010	By:	/s/ Mark L. Weinstein
		Name:	Mark L. Weinstein
		Title:	President and Chief Executive Officer